Exhibit 4.4
BRIDGE NOTE PURCHASE AGREEMENT
          THIS BRIDGE NOTE PURCHASE AGREEMENT (“Agreement”) is made as of the 9th day of November, 2007 by and among Corgi International Limited, a corporation organized under the laws of Hong Kong (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).
Recitals
          A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by either Section 4(2) of the Securities Act of 1933, as amended (the Act”) or the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended.
          B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) a bridge promissory note in substantially the form attached to this Agreement as Exhibit A (the “Note”) which may become convertible on the terms stated therein into American Depositary Shares of the Company (together with any securities into which such American Depositary Shares may be classified or reclassified the “ADSs”), and (ii) a warrant to purchase the Company’s ADSs in substantially the form attached to this Agreement as Exhibit B (the “Warrant”). The Agreement, the Notes and the Warrants are collectively referred to herein as the “Transaction Documents.”
          C. In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Purchase and Sale of the Notes and Warrants.
     1.1 Subject to the terms and conditions of this Agreement, as of the applicable Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to such Investors, (i) a Note in the principal amount set forth opposite such Investor’s name on the signature pages affixed hereto, and (ii) a Warrant to purchase the number of ADSs set forth opposite such Investor’s name on the signature pages affixed hereto (1 warrant for each US $10.0 of principal of Notes purchased). The purchase price of each Note shall be equal to 100% of the principal amount of such Note, and the exercise price of each Warrant shall be par value ($3.00 Hong Kong dollars) (approximately US $0.38) for each ADS issuable thereunder. The Company’s agreements with each of the Investors are separate agreements, and the sales of the Notes and Warrants to each of the Investors are separate sales. The Company may sell up to $3,000,000 in principal amount of Notes.
     1.2 The initial purchase and sale of the Notes shall take on November 9, 2007, or at such other time and place as the Company and the Investors mutually agree upon, orally or in writing so long as the Company has received subscriptions for $750,000 of Notes (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing, unless otherwise specified herein
               At each Closing, the Company shall deliver to each Investor the Note to be purchased by such Investor against (1) payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank designated by the Company, (2) delivery of counterpart signature pages to this Agreement and the Note, and (3) delivery of a validly completed and executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Investor’s exemption from withholding tax, which forms are attached to this Agreement as Exhibit C.
               Until the earlier of (A) such time as the aggregate amount of principal indebtedness evidenced by the Notes equals a total of $3,000,000, or (B) November 16, 2007 from the date hereof, the Company may sell additional Notes to such persons or entities as determined by the Company, or to any Investor who desires to acquire additional Notes. All such sales shall be made on the terms and conditions set forth in this Agreement. For purposes of this Agreement, and all other agreements contemplated hereby, any additional Investor so acquiring Notes shall be deemed to be a “Investor” for purposes of this Agreement, and any notes and so acquired such additional purchaser shall be deemed to be “Notes” and “Securities” as applicable.
     1.3 Each Investor understands and agrees that the conversion of the Notes into ADS of the Company will require such Investor’s execution of certain agreements relating to the purchase and sale of such securities as well as any rights relating to such equity securities.
2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that:
     2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.
     2.2 Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Notes and the Warrants, the shares of the Company’s capital stock issuable on conversion of the Notes or ADS issuable upon exercise of the Warrants, and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the closing date. The Agreement, the Notes, and the Warrants, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     2.3 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system true and complete copies of the Company’s most recent Annual Report on Form 20-F for the fiscal year ended March 31, 2007 (the “20-F”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 20-F and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.
     2.4 Use of Proceeds. The net proceeds of the sale of the Notes and the Warrants hereunder shall be used by the Company to repay indebtedness and for working capital and general corporate purposes.
3. Representations and Warranties of the Investors. As of the Initial Closing, each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:
     3.1 Organization and Existence. If such Investor is not a natural person, such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the securities issuable pursuant to this Agreement.
     3.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.
     3.3 Purchase Entirely for Own Account. The Notes, the Warrants and the ADSs issuable upon conversion or exercise thereof (the “Securities”), will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
     3.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of
     3.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.
     3.6 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the 1933 Act only in certain limited circumstances.
     3.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:
          (a) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”
          (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.
     3.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.
     3.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.
     3.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.
     3.11 Transferees Bound. Each Investor agrees that prior to registration of the ADS or the Notes, it will not transfer such securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Agreement.
     3.12 Foreign Investors. If an Investor is not a United States person (as defined by Rule 902(k) under the Securities Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Investor’s subscription and payment for, and his or her continued beneficial ownership of the securities issued hereunder, will not violate any applicable securities or other laws of the Investor’s jurisdiction. Such Investor also hereby represents that such Purchaser is not a “10-percent shareholder” as defined in Section 871(h) of the Internal Revenue Code.
     3.13 Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither such Investor nor any affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the securities, or (z) is subject to such Investor’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the ADSs or the Ordinary Shares, granted any other right (including, without limitation, any put or call option) with respect to the ADSs or the Ordinary Shares or with respect to any security that includes, relates to or derived any significant part of its value from the ADSs or the Ordinary Shares or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Prior to the Initial Closing, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Investor acknowledges that the representations, warranties and covenants contained in this Section are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section.
4. Miscellaneous.
     4.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors.
     4.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.
     4.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     4.4 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

     4.5 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company.
     4.6 Entire Agreement. This Agreement, including the Exhibits constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
     4.7 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
     4.8 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.
     4.9 Registration of ADS. The Company agrees to use commercially reasonable efforts to file a registration statement to register the ADS issuable upon exercise of the Warrants or issued upon conversion of the Notes (the “Registration Statement”), to be filed within 120 days following issuance of such ADSs and make the Registration Statement declared effective within 120 days thereafter.
     4.10 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor. The decision of each Investor to purchase the Notes and Warrants has been made by such Investor independently of any other Investor. Nothing contained herein and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
[signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	CORGI INTERNATIONAL LIMITED

By:

Name: Jack Lawrence
Title: Chief Financial Officer
[Purchase Agreement Signature Page]

INVESTOR

Principal Note Value: $300,000

Number of initial Warrants: 30,000
[1 warrant for each $10 of Notes]

Michel Cookson
2785 West Dry Creek Road
Healdsburg, CA 95448
[Purchase Agreement Signature Page]

INVESTOR

Principal Note Value: $99,960.00

Number of initial Warrants: 9,996
[1 warrant for each $10 of Notes]

JOHN CLOUGH

Flat 12/C, Tower 12,
South Horizons
Ap Lei Chau,
HONG KONG
[Purchase Agreement Signature Page]

INVESTOR

Principal Note Value: $100,000.00

Leo Paul & D. Virginia Koulos TRS U/T/A Dated 05/29/98 The Koulos Trust	Number of initial Warrants: 10,000 [1 warrant for each $10 of Notes]

Leo Paul Koulos, Trustee
C/O The Shemano Group, Inc.
601 California Street, Suite #1150
San Francisco, CA 94108
[Purchase Agreement Signature Page]

INVESTOR

Principal Note Value: $60,000

Number of initial Warrants: 6,000
[1 warrant for each $10 of Notes]

Robert E Esterbrook
142 Evington Lane
Leicester
LE5 6DG
UK
[Purchase Agreement Signature Page]

INVESTOR

Principal Note Value: $100,000

Number of initial Warrants: 10000
[1 warrant for each $10 of Notes]

Denis E Horton
31 Bedford Road
Northwood
Middlesex
UK
HA6 2AY
[Purchase Agreement Signature Page]

INVESTOR

Principal Note Value: $41,600

Number of initial Warrants: 4,160
[1 warrant for each $10 of Notes]

David W. Strelitz
39 Eton Avenue
Flat 3
London NW33EP
UK
[Purchase Agreement Signature Page]

INVESTOR

Principal Note Value: $75,000

Number of initial Warrants: 7500
[1 warrant for each $10 of Notes]

Darren Epstein
4 Waterside
Shenley Hill
Radlett
WD7 7D4
[Purchase Agreement Signature Page]

INVESTOR
Consor Capital I, LP

Principal Note Value: $200,000

Number of initial Warrants: 20,000
[1 warrant for each $10 of Notes]

Josh Huffard
Manager of the G.P., Consor Capital LLC
495 Gate Five Road, Suite 32C
Sausalito, CA 94965
[Purchase Agreement Signature Page]

EXHIBIT A
FORM OF NOTE

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
BRIDGE PROMISSORY NOTE

$	November ___, 2007
Hong Kong, China
     For value received, Corgi International Limited, a Hong Kong corporation (the “Company”), promises to pay to                                          (the “Holder”), the principal sum of                                         Dollars ($                                           ). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 15.0% per annum, compounded annually; provided, that if the unpaid principal amount of the Note is not paid in full by 5:00 p.m. on the 90th day from the date hereof, then the interest rate shall automatically increase to 25% per annum. In the event that, contrary to the intent of the Holder and the Company, the Company pays interest under this Note and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due under this Note. This Note is one of a series of Bridge Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Convertible Promissory Note Purchase Agreement dated as of November___, 2007 by and among the Company, the Holder and certain other parties (the “Purchase Agreement”). Such Notes are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.” This Note is subject to the following terms and conditions.
     1. Maturity. Unless converted as provided in Section 2, this Note will automatically mature and be due and payable on the one year anniversary of the date hereof (the “Maturity Date”). Subject to Section 2 below, interest shall accrue on this Note but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, the appointment of a receiver or trustee to take possession of the property or assets of the Company or the sale, transfer or license of all or substantially all of assets of the Company to a third party or an affiliate or the sale of more than 50% of the outstanding capital stock of the Company to a third party.

2. Conversion.
          (a) Election by the Holder if Note Not Paid on or before the 90th day from the Date hereof. If the outstanding principal amount of the Note has not been paid by 5:00 p.m. (San Francisco time) on the 90th day after the date hereof, then at any time thereafter until the repayment of the outstanding principal amount of the Note, upon written notice by the Holder to the Company, the outstanding principal and any accrued and unpaid interest then accrued on the Note may be automatically converted into ADSs of the Company at $3.50 per ADS (the “Conversion Price”) with the number of ADS rounded down to the nearest whole ADS; provided, however that if the Company closes an equity financing for the sale of ADS prior to the repayment or conversion of the Notes at a price per ADS of less then $3.50 per ADS or the Conversion Price then effect, then the Conversion Price shall be automatically reduced to the price per ADS sold in such equity financing; provided further that any issuance of ADS in connection with the exercise of employee options, outstanding warrants or new warrants issued in connection with a loan or lease shall not be deemed to be an equity financing and shall not constitute an event requiring an adjustment to the Conversion Price. In the event the number of ADS to be issued in connection with the conversion hereof is rounded down, the Company shall promptly pay the value of the fractional share to the Holder assuming the fractional share value at the Conversion Price.
          (b) Mechanics and Effect of Conversion. No fractional ADS of the Company will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note (or a Lost Note Affidavit), duly endorsed, at the principal offices of the Company or any transfer agent of the Company and sign all applicable documents, including any requested by the Company to evidence the conversion of the Note into ADA. At its expense, the Company will, as soon as practicable thereafter, cause the issuance of and delivery to such Holder, at such principal office, a certificate or certificates for the number of ADS to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.
     3. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company and shall be made on a pro rata basis among all of the Notes. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Except as contemplated by the conversion hereof, the principal and interest of the Notes may be prepaid at any time, in full or in part. The Company hereby agrees to use the proceeds from any financing from ADM Capital Europe LLP to repay the Notes. After the 90 day from the date hereof, the Company shall provide the Holder one business day notice of payment of the Note to permit the Holder the ability to convert the Note as set forth in Section 2 above.
     4. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company not to be unreasonably withheld, except for transfers to affiliates that agree in writing to be bound by the terms of the Purchase Agreement. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.
     5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.
     6. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, in each case, during normal business hours, or five days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.
     7. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Noteholders holding 50% of the principal amount of the Notes. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, each Holder and each transferee of any Note.
     8. Employees, Officers and Directors Not Liable. In no event shall any employee, officer, or director of the Company be liable for any amounts due or payable pursuant to this Note.
     9. Counterparts. This Note may be executed in counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.
     10. Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.
     11. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

      12. No Security Interest. This Note will be an unsecured obligation of the Company.
[Signature page follows]

COMPANY: CORGI INTERNATIONAL LIMITED
By:
Michael Cookson, Chief Executive
Officer

By:
Jack Lawrence, Chief Financial
Officer, Chief Operating Officer and General Manager of North America

[SIGNATURE PAGE TO BRIDGE PROMISSORY NOTE]

EXHIBIT B
FORM OF WARRANT

     THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.
     SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON THIRD ANNIVERSARY OF THE DATE HEREOF (THE “EXPIRATION DATE”).
No.
CORGI INTERNATIONAL LIMITED
WARRANT TO PURCHASE ___ AMERICAN DEPOSITARY SHARES
This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Bridge Note Purchase Agreement, dated as of November 9, 2007 (the “Purchase Agreement”), among the Company and the investors named therein (collectively, the “Company Warrants”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.
For VALUE RECEIVED,                                          (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Corgi International Limited, a corporation organized under the laws of Hong Kong (the “Company”), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to HK$3.00 (Hong Kong dollars) (the exercise price in effect being herein called the “Warrant Price”),                      of the Company’s American Depositary Shares (“Warrant Shares”); provided if the Note issued to the Warrantholder in connection with this Warrant is not paid in full within 90 days after the date hereof, then the number of Warrant Shares issuable pursuant to the Warrant shall automatically increased by the following formula:
     WS = OWS + (OWS * (NB on the 90th day/ Original NB))
Whereas,
WS =Warrant Shares subject to the Warrant after the 90th day;
OWS = the original number of Warrant Shares subject to this Warrant on the date of issuance;
NB = the principal balance of the Note issued to the Warrantholder in connection with this Warrant;

“NB on the 90th day” equals NB on the 90 day after the date hereof; and
“Original NB” means the NB of the Note on the date of issuance.
For the avoidance of doubt and for illustration, if the Note issued in connection with this Warrant was $100,000; the original number of Warrant Shares was 10,000 and the Company paid $50,000 of the principal balance of the Notes prior to the 90th day, then the number or Warrant Shares subject to this Warrant would be increased as follows:
WS = 10,000 + (10,000 * (50,000/$100,000))
WS = 10,000 +5,000 or 15,000 Warrant Shares
     The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to further adjustment from time to time as described herein.
     Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.
     Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.
     Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s United States executive offices. The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City and Hong Kong are open for the general transaction of business. Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.
     Section 4. Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.
     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.
     Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity with respect thereto, if requested by the Company.
     Section 7. Reservation of Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times prior to the Expiration Date, have authorized and reserved, free from preemptive rights, a sufficient number of ADSs (and underlying Ordinary Shares of the Company) to provide for the exercise of the rights represented by this Warrant. If at any time prior to the Expiration Date the number of authorized but unissued ADSs or Ordinary Shares shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares and ADSs to such number of shares as shall be sufficient for such purposes.
     Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.
          (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Ordinary Shares or ADSs in Ordinary Shares or ADSs, subdivide its outstanding Ordinary Shares or ADSs into a greater number of shares or combine its outstanding Ordinary Shares or ADSs into a smaller number of shares or issue by reclassification of its outstanding Ordinary Shares or ADSs any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then (i) the Warrant Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of Ordinary Shares or ADSs, as applicable, outstanding immediately prior to such change and the denominator of which shall be the number of Ordinary Shares or ADSs, as applicable, outstanding immediately after giving effect to such change and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event listed above shall occur.
          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.
               (c) In case the Company shall fix a payment date for the making of a distribution to all holders of is Ordinary Shares or ADSs (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of Ordinary Shares or ADSs, as applicable, outstanding multiplied by the Market Price (as defined below) per Ordinary Share or ADS, as applicable, prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of Ordinary Shares or ADSs, as applicable, outstanding multiplied by such Market Price per Ordinary Share or ADS, as applicable, immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Ordinary Shares or the ADSs, as applicable, are then listed on a national stock exchange, the closing sale price of one Ordinary Share or ADS on such exchange on the last trading day prior to the Valuation Date; (b) if the Ordinary Shares or the ADSs, as applicable, are then quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the closing sale price of one Ordinary Share or ADS on the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Ordinary Shares or the ADSs, as applicable, are not then listed on a national stock exchange or quoted on the Bulletin Board or such other quotation system or association, the fair market value of one Ordinary Share or ADS, as applicable, as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the Warrantholder. If the Ordinary Shares or the ADSs, as applicable, are not then listed on a national securities exchange, the Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of an Ordinary Share or an ADS, as applicable, as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (c) of this paragraph, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

          (d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.
          (e) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than Ordinary Shares or ADSs, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.
     Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of an ADS would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional ADS on the date of exercise.
     Section 10. Termination upon Company Sale.
          Notwithstanding the other provisions of this Warrant, the Expiration Date shall be accelerated so that this Warrant shall expire upon the consummation of a Company Sale. As used herein, “Company Sale” shall mean (x) the cash sale of all or substantially all of the Company’s assets, in a single transaction or series of related transactions, or (y) the merger or other combination of the Company with another entity in which the holders of the Company’s equity securities immediately prior to such merger or other combination receive only cash in payment for their equity securities.
     Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.
     Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.
     Section 13. Identity of Transfer Agent. The Transfer Agent for the ADSs is the Bank of New York. Upon the appointment of any subsequent transfer agent for the Warrant Shares or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.
     Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:
If to the Company:
Corgi International
201 North Civic Drive, #239
Walnut Creek, California 94596
Attention: Jack Lawrence, CFO and COO
With a copy to:
Orrick, Herrington & Sutcliffe LLP
The Orrick Building
405 Howard Street
San Francisco, CA 94105
Attention: Lawrence T. Kane
Fax: (415) 773-5759
     Section 15. Registration Rights. Within 120 days after the issuance of the Notes, the Company shall be obligated to use its reasonable commercial efforts to file a registration statement with the Securities Exchange Commission (the “SEC”) registering for resale the ADSs issuable upon exercise of the Warrants. Within 120 days after filing the registration statement, the Company shall use commercial reasonable efforts to have the SEC declare effective such registration statement.
     Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.
     Section 17. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of

New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
     Section 19. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.
     Section 20. Amendment; Waiver. Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of ADSs then subject to all outstanding Company Warrants issued pursuant to the Note Purchase Agreement (the “Majority Holders”); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be adversely amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.
     Section 21. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ___ day of November, 2007

CORGI INTERNATIONAL LIMITED

By:

Name: Jack Lawrence
Title: Chief Financial Officer
[SIGNATURE PAGE TO WARRANT]

APPENDIX A
CORGI INTERNATIONAL LIMITED
WARRANT EXERCISE FORM
To Corgi International Limited:
     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,                      American Depositary Shares (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by	(certified mail to the above address, or
(electronically (provide DWAC Instructions: ), or
(other (specify): ).
and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: , ___

Note: The signature must correspond with the name of the Warrantholder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.
Signature: Name (please print)

Address

Federal Identification or
Social Security No.

Assignee:

EXHIBIT C
WITHHOLDING TAX EXEMPTION FORMS

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
BRIDGE PROMISSORY NOTE

$300,000.00	November 9, 2007
Hong Kong, China
     For value received, Corgi International Limited, a Hong Kong corporation (the “Company”), promises to pay to Michael Cookson (the “Holder”), the principal sum of Three Hundred Thousand Dollars ($300,000.00). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 15.0% per annum, compounded annually; provided, that if the unpaid principal amount of the Note is not paid in full by 5:00 p.m. on the 90th day from the date hereof, then the interest rate shall automatically increase to 25% per annum. In the event that, contrary to the intent of the Holder and the Company, the Company pays interest under this Note and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due under this Note. This Note is one of a series of Bridge Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Convertible Promissory Note Purchase Agreement dated as of November 9, 2007 by and among the Company, the Holder and certain other parties (the “Purchase Agreement”). Such Notes are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.” This Note is subject to the following terms and conditions.
     1. Maturity. Unless converted as provided in Section 2, this Note will automatically mature and be due and payable on the one year anniversary of the date hereof (the “Maturity Date”). Subject to Section 2 below, interest shall accrue on this Note but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, the appointment of a receiver or trustee to take possession of the property or assets of the Company or the sale, transfer or license of all or substantially all of assets of the Company to a third party or an affiliate or the sale of more than 50% of the outstanding capital stock of the Company to a third party.

     2. Conversion.
          (a) Election by the Holder if Note Not Paid on or before the 90th day from the Date hereof. If the outstanding principal amount of the Note has not been paid by 5:00 p.m. (San Francisco time) on the 90th day after the date hereof, then at any time thereafter until the repayment of the outstanding principal amount of the Note, upon written notice by the Holder to the Company, the outstanding principal and any accrued and unpaid interest then accrued on the Note may be automatically converted into ADSs of the Company at $3.50 per ADS (the “Conversion Price”) with the number of ADS rounded down to the nearest whole ADS; provided, however that if the Company closes an equity financing for the sale of ADS prior to the repayment or conversion of the Notes at a price per ADS of less then $3.50 per ADS or the Conversion Price then effect, then the Conversion Price shall be automatically reduced to the price per ADS sold in such equity financing; provided further that any issuance of ADS in connection with the exercise of employee options, outstanding warrants or new warrants issued in connection with a loan or lease shall not be deemed to be an equity financing and shall not constitute an event requiring an adjustment to the Conversion Price. In the event the number of ADS to be issued in connection with the conversion hereof is rounded down, the Company shall promptly pay the value of the fractional share to the Holder assuming the fractional share value at the Conversion Price.
          (b) Mechanics and Effect of Conversion. No fractional ADS of the Company will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note (or a Lost Note Affidavit), duly endorsed, at the principal offices of the Company or any transfer agent of the Company and sign all applicable documents, including any requested by the Company to evidence the conversion of the Note into ADA. At its expense, the Company will, as soon as practicable thereafter, cause the issuance of and delivery to such Holder, at such principal office, a certificate or certificates for the number of ADS to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.
     3. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company and shall be made on a pro rata basis among all of the Notes. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Except as contemplated by the conversion hereof, the principal and interest of the Notes may be prepaid at any time, in full or in part. The Company hereby agrees to use the proceeds from any financing from ADM Capital Europe LLP to repay the Notes. After the 90 day from the date hereof, the Company shall provide the Holder one business day notice of payment of the Note to permit the Holder the ability to convert the Note as set forth in Section 2 above.
     4. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company not to be unreasonably withheld, except for transfers to affiliates that agree in writing to be bound by the terms of the Purchase Agreement. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.
     5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.
     6. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, in each case, during normal business hours, or five days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.
     7. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Noteholders holding 50% of the principal amount of the Notes. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, each Holder and each transferee of any Note.
     8. Employees, Officers and Directors Not Liable. In no event shall any employee, officer, or director of the Company be liable for any amounts due or payable pursuant to this Note.
     9. Counterparts. This Note may be executed in counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.
     10. Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.
     11. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

     12. No Security Interest. This Note will be an unsecured obligation of the Company.
[Signature page follows]

COMPANY: CORGI INTERNATIONAL LIMITED
By:
Michael Cookson, Chief Executive
Officer

By:
Jack Lawrence, Chief Financial
Officer, Chief Operating Officer and General Manager of North America

[SIGNATURE PAGE TO BRIDGE PROMISSORY NOTE]

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
BRIDGE PROMISSORY NOTE

$99,960.00	November 9, 2007
Hong Kong, China
     For value received, Corgi International Limited, a Hong Kong corporation (the “Company”), promises to pay to John Clough (the “Holder”), the principal sum of Ninety Nine Thousand Nine Hundred Sixty Dollars ($99,960.00). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 15.0% per annum, compounded annually; provided, that if the unpaid principal amount of the Note is not paid in full by 5:00 p.m. on the 90th day from the date hereof, then the interest rate shall automatically increase to 25% per annum. In the event that, contrary to the intent of the Holder and the Company, the Company pays interest under this Note and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due under this Note. This Note is one of a series of Bridge Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Convertible Promissory Note Purchase Agreement dated as of November 9, 2007 by and among the Company, the Holder and certain other parties (the “Purchase Agreement”). Such Notes are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.” This Note is subject to the following terms and conditions.
     1. Maturity. Unless converted as provided in Section 2, this Note will automatically mature and be due and payable on the one year anniversary of the date hereof (the “Maturity Date”). Subject to Section 2 below, interest shall accrue on this Note but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, the appointment of a receiver or trustee to take possession of the property or assets of the Company or the sale, transfer or license of all or substantially all of assets of the Company to a third party or an affiliate or the sale of more than 50% of the outstanding capital stock of the Company to a third party.

     2. Conversion.
          (a) Election by the Holder if Note Not Paid on or before the 90th day from the Date hereof. If the outstanding principal amount of the Note has not been paid by 5:00 p.m. (San Francisco time) on the 90th day after the date hereof, then at any time thereafter until the repayment of the outstanding principal amount of the Note, upon written notice by the Holder to the Company, the outstanding principal and any accrued and unpaid interest then accrued on the Note may be automatically converted into ADSs of the Company at $3.50 per ADS (the “Conversion Price”) with the number of ADS rounded down to the nearest whole ADS; provided, however that if the Company closes an equity financing for the sale of ADS prior to the repayment or conversion of the Notes at a price per ADS of less then $3.50 per ADS or the Conversion Price then effect, then the Conversion Price shall be automatically reduced to the price per ADS sold in such equity financing; provided further that any issuance of ADS in connection with the exercise of employee options, outstanding warrants or new warrants issued in connection with a loan or lease shall not be deemed to be an equity financing and shall not constitute an event requiring an adjustment to the Conversion Price. In the event the number of ADS to be issued in connection with the conversion hereof is rounded down, the Company shall promptly pay the value of the fractional share to the Holder assuming the fractional share value at the Conversion Price.
          (b) Mechanics and Effect of Conversion. No fractional ADS of the Company will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note (or a Lost Note Affidavit), duly endorsed, at the principal offices of the Company or any transfer agent of the Company and sign all applicable documents, including any requested by the Company to evidence the conversion of the Note into ADA. At its expense, the Company will, as soon as practicable thereafter, cause the issuance of and delivery to such Holder, at such principal office, a certificate or certificates for the number of ADS to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.
     3. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company and shall be made on a pro rata basis among all of the Notes. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Except as contemplated by the conversion hereof, the principal and interest of the Notes may be prepaid at any time, in full or in part. The Company hereby agrees to use the proceeds from any financing from ADM Capital Europe LLP to repay the Notes. After the 90 day from the date hereof, the Company shall provide the Holder one business day notice of payment of the Note to permit the Holder the ability to convert the Note as set forth in Section 2 above.
     4. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company not to be unreasonably withheld, except for transfers to affiliates that agree in writing to be bound by the terms of the Purchase Agreement. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.
     5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.
     6. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, in each case, during normal business hours, or five days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.
     7. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Noteholders holding 50% of the principal amount of the Notes. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, each Holder and each transferee of any Note.
     8. Employees, Officers and Directors Not Liable. In no event shall any employee, officer, or director of the Company be liable for any amounts due or payable pursuant to this Note.
     9. Counterparts. This Note may be executed in counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.
     10. Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.
     11. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

     12. No Security Interest. This Note will be an unsecured obligation of the Company.
[Signature page follows]

COMPANY: CORGI INTERNATIONAL LIMITED
By:
Michael Cookson, Chief Executive
Officer

By:
Jack Lawrence, Chief Financial
Officer, Chief Operating Officer and General Manager of North America

[SIGNATURE PAGE TO BRIDGE PROMISSORY NOTE]

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
BRIDGE PROMISSORY NOTE

$99,999.00	November 9, 2007
Hong Kong, China
     For value received, Corgi International Limited, a Hong Kong corporation (the “Company”), promises to pay to Denis E. Horton (the “Holder”), the principal sum of Ninety Nine Thousand Nine Hundred Ninety Nine Dollars ($99,999.00). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 15.0% per annum, compounded annually; provided, that if the unpaid principal amount of the Note is not paid in full by 5:00 p.m. on the 90th day from the date hereof, then the interest rate shall automatically increase to 25% per annum. In the event that, contrary to the intent of the Holder and the Company, the Company pays interest under this Note and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due under this Note. This Note is one of a series of Bridge Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Convertible Promissory Note Purchase Agreement dated as of November 9, 2007 by and among the Company, the Holder and certain other parties (the “Purchase Agreement”). Such Notes are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.” This Note is subject to the following terms and conditions.
     1. Maturity. Unless converted as provided in Section 2, this Note will automatically mature and be due and payable on the one year anniversary of the date hereof (the “Maturity Date”). Subject to Section 2 below, interest shall accrue on this Note but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, the appointment of a receiver or trustee to take possession of the property or assets of the Company or the sale, transfer or license of all or substantially all of assets of the Company to a third party or an affiliate or the sale of more than 50% of the outstanding capital stock of the Company to a third party.

     2. Conversion.
          (a) Election by the Holder if Note Not Paid on or before the 90th day from the Date hereof. If the outstanding principal amount of the Note has not been paid by 5:00 p.m. (San Francisco time) on the 90th day after the date hereof, then at any time thereafter until the repayment of the outstanding principal amount of the Note, upon written notice by the Holder to the Company, the outstanding principal and any accrued and unpaid interest then accrued on the Note may be automatically converted into ADSs of the Company at $3.50 per ADS (the “Conversion Price”) with the number of ADS rounded down to the nearest whole ADS; provided, however that if the Company closes an equity financing for the sale of ADS prior to the repayment or conversion of the Notes at a price per ADS of less then $3.50 per ADS or the Conversion Price then effect, then the Conversion Price shall be automatically reduced to the price per ADS sold in such equity financing; provided further that any issuance of ADS in connection with the exercise of employee options, outstanding warrants or new warrants issued in connection with a loan or lease shall not be deemed to be an equity financing and shall not constitute an event requiring an adjustment to the Conversion Price. In the event the number of ADS to be issued in connection with the conversion hereof is rounded down, the Company shall promptly pay the value of the fractional share to the Holder assuming the fractional share value at the Conversion Price.
          (b) Mechanics and Effect of Conversion. No fractional ADS of the Company will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note (or a Lost Note Affidavit), duly endorsed, at the principal offices of the Company or any transfer agent of the Company and sign all applicable documents, including any requested by the Company to evidence the conversion of the Note into ADA. At its expense, the Company will, as soon as practicable thereafter, cause the issuance of and delivery to such Holder, at such principal office, a certificate or certificates for the number of ADS to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.
     3. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company and shall be made on a pro rata basis among all of the Notes. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Except as contemplated by the conversion hereof, the principal and interest of the Notes may be prepaid at any time, in full or in part. The Company hereby agrees to use the proceeds from any financing from ADM Capital Europe LLP to repay the Notes. After the 90 day from the date hereof, the Company shall provide the Holder one business day notice of payment of the Note to permit the Holder the ability to convert the Note as set forth in Section 2 above.
     4. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company not to be unreasonably withheld, except for transfers to affiliates that agree in writing to be bound by the terms of the Purchase Agreement. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.
     5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.
     6. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, in each case, during normal business hours, or five days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.
     7. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Noteholders holding 50% of the principal amount of the Notes. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, each Holder and each transferee of any Note.
     8. Employees, Officers and Directors Not Liable. In no event shall any employee, officer, or director of the Company be liable for any amounts due or payable pursuant to this Note.
     9. Counterparts. This Note may be executed in counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.
     10. Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.
     11. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

     12. No Security Interest. This Note will be an unsecured obligation of the Company.
[Signature page follows]

COMPANY: CORGI INTERNATIONAL LIMITED
By:
Michael Cookson, Chief Executive
Officer

By:
Jack Lawrence, Chief Financial
Officer, Chief Operating Officer and General Manager of North America

[SIGNATURE PAGE TO BRIDGE PROMISSORY NOTE]

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
BRIDGE PROMISSORY NOTE

$60,000.00	November 9, 2007
Hong Kong, China
     For value received, Corgi International Limited, a Hong Kong corporation (the “Company”), promises to pay to Robert E. Esterbrook (the “Holder”), the principal sum of Sixty Thousand Dollars ($60,000.00). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 15.0% per annum, compounded annually; provided, that if the unpaid principal amount of the Note is not paid in full by 5:00 p.m. on the 90th day from the date hereof, then the interest rate shall automatically increase to 25% per annum. In the event that, contrary to the intent of the Holder and the Company, the Company pays interest under this Note and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due under this Note. This Note is one of a series of Bridge Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Convertible Promissory Note Purchase Agreement dated as of November 9, 2007 by and among the Company, the Holder and certain other parties (the “Purchase Agreement”). Such Notes are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.” This Note is subject to the following terms and conditions.
     1. Maturity. Unless converted as provided in Section 2, this Note will automatically mature and be due and payable on the one year anniversary of the date hereof (the “Maturity Date”). Subject to Section 2 below, interest shall accrue on this Note but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, the appointment of a receiver or trustee to take possession of the property or assets of the Company or the sale, transfer or license of all or substantially all of assets of the Company to a third party or an affiliate or the sale of more than 50% of the outstanding capital stock of the Company to a third party.

     2. Conversion.
          (a) Election by the Holder if Note Not Paid on or before the 90th day from the Date hereof. If the outstanding principal amount of the Note has not been paid by 5:00 p.m. (San Francisco time) on the 90th day after the date hereof, then at any time thereafter until the repayment of the outstanding principal amount of the Note, upon written notice by the Holder to the Company, the outstanding principal and any accrued and unpaid interest then accrued on the Note may be automatically converted into ADSs of the Company at $3.50 per ADS (the “Conversion Price”) with the number of ADS rounded down to the nearest whole ADS; provided, however that if the Company closes an equity financing for the sale of ADS prior to the repayment or conversion of the Notes at a price per ADS of less then $3.50 per ADS or the Conversion Price then effect, then the Conversion Price shall be automatically reduced to the price per ADS sold in such equity financing; provided further that any issuance of ADS in connection with the exercise of employee options, outstanding warrants or new warrants issued in connection with a loan or lease shall not be deemed to be an equity financing and shall not constitute an event requiring an adjustment to the Conversion Price. In the event the number of ADS to be issued in connection with the conversion hereof is rounded down, the Company shall promptly pay the value of the fractional share to the Holder assuming the fractional share value at the Conversion Price.
          (b) Mechanics and Effect of Conversion. No fractional ADS of the Company will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note (or a Lost Note Affidavit), duly endorsed, at the principal offices of the Company or any transfer agent of the Company and sign all applicable documents, including any requested by the Company to evidence the conversion of the Note into ADA. At its expense, the Company will, as soon as practicable thereafter, cause the issuance of and delivery to such Holder, at such principal office, a certificate or certificates for the number of ADS to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.
     3. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company and shall be made on a pro rata basis among all of the Notes. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Except as contemplated by the conversion hereof, the principal and interest of the Notes may be prepaid at any time, in full or in part. The Company hereby agrees to use the proceeds from any financing from ADM Capital Europe LLP to repay the Notes. After the 90 day from the date hereof, the Company shall provide the Holder one business day notice of payment of the Note to permit the Holder the ability to convert the Note as set forth in Section 2 above.
     4. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company not to be unreasonably withheld, except for transfers to affiliates that agree in writing to be bound by the terms of the Purchase Agreement. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.
     5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.
     6. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, in each case, during normal business hours, or five days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.
     7. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Noteholders holding 50% of the principal amount of the Notes. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, each Holder and each transferee of any Note.
     8. Employees, Officers and Directors Not Liable. In no event shall any employee, officer, or director of the Company be liable for any amounts due or payable pursuant to this Note.
     9. Counterparts. This Note may be executed in counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.
     10. Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.
     11. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

     12. No Security Interest. This Note will be an unsecured obligation of the Company.
[Signature page follows]

COMPANY: CORGI INTERNATIONAL LIMITED
By:
Michael Cookson, Chief Executive
Officer

By:
Jack Lawrence, Chief Financial
Officer, Chief Operating Officer and General Manager of North America

[SIGNATURE PAGE TO BRIDGE PROMISSORY NOTE]

EXECUTION COPY
SECURITIES EXCHANGE AGREEMENT
          THIS SECURITIES EXCHANGE AGREEMENT (“Agreement”) is made as of the 21st day of December, 2007 by and among Corgi International Limited, a corporation organized under the laws of Hong Kong (the “Company”), and the Note Holders, set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).
Recitals
          A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and
          B. The Investors wish to convert their Notes, and the Company wishes to issue to the Investors, upon the terms and conditions stated in this Agreement, (i) the number of American Depositary Shares (together with any securities into which such American Depositary Shares may be reclassified the “ADSs”) as set forth in Section 2.1 below; and
          C. In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:
          “Deposit Agreement” means the Deposit Agreement, dated as at January 1997, by and between the Company and The Bank of New York, as depositary, as the same may have been amended on or prior to the date hereof.
          “Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.
          “Note” means a bridge promissory note pursuant to the Bridge Note Purchase Agreement, dated November 9, 2007, by and among the Company and the Investors.
          “Note Holder” means a holder of a Notes issued under the Bridge Note Purchase Agreement, dated November 9, 2007, by and among the Company and the Investors.
          “Ordinary Shares” means the Ordinary Shares of the Company and any securities into which such Ordinary Shares may be reclassified.

          “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
          “Purchase Price” means $1.93 per Share, or if higher, the closing consolidated bid price at 4:00 p.m. (Eastern time) on December 20, 2007 as reflected on the NASDAQ (General Market).
          “SEC Filings” has the meaning set forth in Section 4.4.
          “Shares” means the ADSs being purchased by the Investors hereunder.
          “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.
          “Transaction Documents” means this Agreement.
          “Underlying ADS Shares” means the Ordinary Shares underlying the Shares.
          “1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
          “1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
     2. Conversion of Notes and Issuance of the Shares. Subject to the terms and conditions of this Agreement, on the Closing as provided below, each of the Investors shall severally, and not jointly, automatically convert the amount of outstanding principal and accrued interest of their Notes as indicated on the signature page hereto, and the Company shall issue to such Investors, the Shares for the Purchase Price per Share, rounded down to the nearest whole share as described below in Section 2.1 and 2.2.
          2.1 Conversion. On the Closing, the principal amount of and accrued interest of each Note as indicated on the signature page hereto shall automatically be converted into the Company’s Shares issued at the Purchase Price per Share, rounded down to the nearest whole share, and the issuance of such shares upon such conversion shall be upon the terms and subject to this Agreement.
          2.2 Mechanics and Effect of Conversion. No fractional Shares will be issued upon conversion of each Note. In lieu of any fractional share to which any Investor would otherwise be entitled, the Company will pay to the Investor in cash the amount of the unconverted principal and interest balance of each Note that would otherwise be converted into such fractional share. On the Closing, upon conversion of each Note, the Company will be forever released from all of its obligations and liabilities under each Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.
     3. Closing On the closing (the “Closing”) of the sale of ADS pursuant to the $2.2 million Purchase Agreement (as defined below) expected on January 8, 2008 (such date, the “Closing Date”), the conversion of the Notes shall automatically occur and be converted. The Company shall use reasonable commercial efforts to cause the delivery of the certificates evidencing the Shares as promptly as possible after the Closing.
     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors the following:
          4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.
          4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers and directors, and as of the Closing will have taken all requisite action of the part of its shareholders, necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.
          4.3 Valid Issuance. The Shares and the Underlying ADS Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement and the Deposit Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.
          4.4 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system true and complete copies of the Company’s most recent Annual Report on Form 20-F for the fiscal year ended March 31, 2007 (the “20-F”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 20-F and prior to the date hereof (collectively, the “SEC Filings”).
          4.5 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.
     5 Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:
          5.1 Organization and Existence. If such Investor is not a natural person, such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Shares pursuant to this Agreement.
          5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.
          5.3 Purchase Entirely for Own Account. The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
          5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
          5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such

Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.
          5.6 Restricted Shares. Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.
          5.7 Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:
               (a) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k) or Rule 144(1), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”
               (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.
          5.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.
          5.9 No General Solicitation. Such Investor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.
          5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.
     6. Conditions to Closing.
          6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):
               (a) The Company shall have entered into and fully executed the definitive documents in connection with the debt facility for approximately Thirty Three Million Dollars ($33,000,000) with Burdale Financial Limited (“Burdale”) and Burdale shall funded the facility pursuant to the definitive documents.

               (b) The Company shall have closed the sale of approximately $2.2 million of ADS pursuant to a Purchase Agreement dated the date hereof between the Company and the investors named therein (the “$2.2 million Purchase Agreement”).
          6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
               (a) The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date.
     7. Miscellaneous.
          7.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors.
          7.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.
          7.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          7.4 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding a majority of the subscriptions for Shares hereunder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company.
          7.5 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company.
          7.6 Entire Agreement. This Agreement, including the Exhibits constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
          7.7 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
          7.8 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof.
          7.9 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor. The decision of each Investor to purchase ADS has been made by such Investor independently of any other Investor. Nothing contained herein and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
[signature pages follow]

          IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	CORGI INTERNATIONAL LIMITED

By:
Name:
Title: Director
[Securities Exchange Agreement Signature Page]

INVESTOR

MICHAEL COOKSON	Total Amount of Principal and Accrued Interest being converted*: $205,301.37 ($100,000.00 will be repaid by the Company) Number of ADS**:

By:

*	Plus any interest on the Note accrued after December 21, 2007 until the closing.
[Securities Exchange Agreement Signature Page]

INVESTOR

JOHN CLOUGH	Total Amount of Principal and Accrued Interest being converted*: $101,726.42 Number of ADS**:

By:

*	Plus any interest on the Note accrued after December 21, 2007 until the closing.
[Securities Exchange Agreement Signature Page]

INVESTOR

DENIS HORTON	Total Amount of Principal and Accrued Interest being converted*: $101,766.11 Number of ADS**:

By:

*	Plus any interest on the Note accrued after December 21, 2007 until the closing.
[Securities Exchange Agreement Signature Page]

INVESTOR

ROBERT ESTERBROOK	Total Amount of Principal and Accrued Interest being converted*: $61,060.27 Number of ADS**:

By:

*	Plus any interest on the Note accrued after December 21, 2007 until the closing.
[Securities Exchange Agreement Signature Page]

SCHEDULE OF NOTEHOLDERS
Closing January 8, 2008

	Total Amount of Principal and
	Accrued Interest Being
Name of Noteholder	converted	Number of ADS
Michael Cookson	$207,397.26	102,166
John Clough	$102,424.77	50,455
Denis Horton	$102,464.73	50,475
Robert Esterbrook	$61,479.45	30,285
TOTAL	$473,766.21	233,381